UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022

Symbolic Logic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (IRS Employer Identification No.)

9800 Pyramid Ct., Suite 400, Englewood CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVOL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

(e)        On August 26, 2022 (the “Resignation Date”), Matthew Stecker resigned as the Company’s Chief Executive Officer (the “Resignation”). In connection with the Resignation, the Company and Mr. Stecker entered into an Employee Separation Agreement and Mutual General Release on August 26, 2022 (the “Release Agreement”). Pursuant to the terms of the Release Agreement, Mr. Stecker’s last day of employment with the Company was August 26, 2022. In exchange for providing the Company a release for any claims and certain obligations under his employment agreement, Mr. Stecker will receive a payment of $350,000.00. He will also receive, pursuant to the Release Agreement, accelerated vesting of the unvested 100,000 restricted stock awards (“RSAs”) from his Restricted Stock grant dated January 21, 2022. Mr. Stecker has the right to revoke the Agreement within seven days of the Resignation Date.

Mr. Stecker will continue to serve on the Company’s board of directors. Mr. Stecker has also agreed to provide certain services to the Company until December 31, 2022.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Appointment of Certain Directors or Officers

(c)        On August 26, 2022, the Company appointed Igor Volshteyn as its Chief Executive Officer.

Igor Volshteyn, age 45, has served as a member of the company’s board of directors since January 2022, and as chair of the Investment Committee since his appointment. Mr. Volshteyn currently serves as President, Chief Executive Officer and a director of CCUR Holdings, Inc., having previously served as interim Chief Operating Officer and President, and Senior Vice President of Business Development since 2019. Since August 2022, Mr. Volshteyn has served as a director of SeaChange International, Inc. (NASDAQ: SEAC), where he chairs the Audit Committee. From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus Acquisition Corporation, a Nasdaq listed special purpose acquisition corporation focused on the TMT industry that completed a business combination with NextNav Inc. (NASDAQ: NN) in October 2021. Mr. Volshteyn began his career as a research analyst and investment banker at Tejas Securities Group, Inc., focusing primarily on technology and telecommunications, and has over 20 years of experience in the investment management industry. Mr. Volshteyn served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an analyst and portfolio manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. He graduated with a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin.

Mr. Volshteyn has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Volshteyn and any other persons pursuant to which he was selected as CEO of the Company, and there have been no transactions involving the Company and Mr. Volshteyn that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release between Symbolic Logic, Inc. and Matthew Stecker dated August 26, 2022. (#)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

(#)       Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2022

SYMBOLIC LOGIC, INC.

By:	/s/ Igor Volshteyn
Name: Igor Volshteyn
Title: Chief Executive Officer